The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration No. 333-269752
SUBJECT TO COMPLETION, DATED MAY 23, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 14, 2023)
$80,000,000
Navitas Semiconductor Corporation
Class A Common Stock
We are offering $80.0 million of shares of our Class A common stock.
Our Class A common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the trading symbol “NVTS.” On May 22, 2023, the last reported sale price of our Class A common stock on Nasdaq was $9.16 per share. At an assumed public offering price of $9.16 per share, we would offer 8,733,625 shares in this offering.
Each share of Class A common stock entitles its holder to one vote on all matters presented to our stockholders generally. See “Description of Capital Stock” in the accompanying prospectus.
We are an “emerging growth company” and “smaller reporting company” as defined under the U.S. federal securities laws and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
__________________
(1)See “Underwriters” for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses.
We have granted to the underwriters an option for a period of 30 days to purchase up to an additional $12.0 million of shares of Class A common stock at the public offering price listed above, less underwriting discounts and commissions.
The underwriters expect to deliver the shares of Class A common stock on or about                         , 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Morgan Stanley	Jefferies
May          , 2023

S-(i)

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
In this prospectus supplement and the accompanying prospectus, references to “Navitas,” “we,” “our,” “us,” and “the company” refer to the legacy Navitas Semiconductor business (“Legacy Navitas”) before the Business Combination (as defined below) with Live Oak (as defined below), and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on February 14, 2023, as amended by the Amendment No. 1 to Form S-3 on Form S-3/A that we filed with the SEC on April 14, 2023 and the Amendment No. 2 to Form S-3 on Form S-3/A that we filed with the SEC on April 26, 2023, using a “shelf” registration process with respect to up to $200,000,000 in securities that may be sold thereunder (the “Registration Statement”). The Registration Statement was declared effective by the SEC on April 28, 2023. Under the shelf process, we may, from time to time, offer or sell any combination of the securities described in the accompanying prospectus in one or more offerings.
The accompanying prospectus provides you with a general description of the securities offered by us. Each time we use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of this offering. The prospectus supplement may also add to, update or change information contained in the prospectus. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Class A common stock.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
You should only rely on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and each underwriter has not, authorized any other person to provide you with different or additional information. We are not, and each underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus that our company, or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in
S-(ii)

their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
S-(iii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent Annual Report on Form 10-K, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:
•our financial and business performance;
•our ability to realize benefits from the acquisition of GeneSiC Semiconductor Inc. on August 15, 2022, as discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, including in Part II, Item 1A (Risk Factors) therein;
•our ability to realize the benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our product development timeline and expected start of production;
•the implementation, market acceptance and success of our business model;
•our ability to scale in a cost-effective manner;
•developments relating to our competitors and industry;
•the impact of health epidemics, including the Covid-19 pandemic, on our business and the actions we may take in response thereto;
•our ability to obtain and maintain intellectual property protection, and not infringe on the intellectual property rights of others;
•our status as an emerging growth company (as defined by U.S. federal law);
•our future capital requirements and sources and uses of cash;
•our ability to obtain funding for our operations;
•our business, expansion plans and opportunities;
•the outcome of any known and unknown litigation and regulatory proceedings;
S-(iv)

•our expectations regarding the completion of, and use of proceeds from, this offering; and
•the other risks and uncertainties described herein, including under the section titled “Risk Factors.”
Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements which speak only as of the date of this prospectus. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
In particular, you should consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, and as described in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2023, under the heading “Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.
Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus may adversely affect us, including under the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus, alone or in combination with other events or circumstances, may adversely affect us.
S-(v)

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus supplement and the accompanying prospectus, along with the information incorporated by reference herein carefully, including the “Risk Factors” section. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus supplement and the accompanying prospectus by referring you to other documents, and how you can access those documents.
Company Overview
We design, develop and market gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, our innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
We believe we have over $760 million in potential pipeline opportunities across diverse market segments, including potential EV/eMobility ($300 million), solar/energy storage systems ($150 million), appliance/industrial ($150 million), mobile/consumer ($100 million), and data centers ($60 million). In particular, we see a $11 billion/year market opportunity in pure-play EVs by 2030, including both onboard systems ($9 billion/year) and roadside charging ($1 billion/year), $4.65 billion/year in solar/energy storage systems and $1.5 billion/year for 50W to 300W motors for use in the appliance/industrial segment. To address these opportunities, we have increased our supply chain capacity to support up to five times potential growth in our business. We believe we are well-positioned to address these various market segments with the following value drivers offered by our GaN/SiC semiconductors:
•EV/eMobility – Up to three times faster vehicle charging and 10% or more additional range
•Solar/energy storage systems – Approximately 25% cost reduction and 10% ROI improvement
•Appliance/industrial – More than 70% energy savings
•Mobile/consumer – Up to three times faster charging, up to three times more power and an approximately 50% decrease in size and weight, with 260 chargers in mass production and 150 in development as of May 15, 2023
•Data centers – Approximately 9% greater efficiency and 100% density improvement
Our solutions have been adopted by leading players in each of these segments. Specifically:
•our EV/eMobility solutions are being used by Tier 1 customers including General Motors, Hyundai and Geely
•our solar/energy storage systems solutions are being adopted by a majority of the top ten OEMs, including Bloom Energy and Sungrow
•our appliance/industrial solutions have been adopted by seven of who we believe are the top ten OEMs in that sector
•our mobile/consumer solutions are in development or production with the top five OEMs in the smartphone sector and the top five OEMs in the notebook sector
•our data center solutions are in development with Tier 1 power system ODMs in that sector

The adoption of our solutions across these various market segments has resulted in both segmental and geographic diversification of our revenues. In 2022, our revenue mix (including revenues of GeneSiC after our acquisition of that business) was as follows: Mobile/consumer (40%); appliance/industrial (30%); solar/energy storage systems (12%); EV/eMobility (5%); and data centers and other (13%). In the same year, the geographic breakdown of our revenues was 43% from Asia, 32% from Europe, 24% from the United States and 1% other.
The GaN/SiC compound semiconductor market size is expected to increase from approximately $2 billion in 2022 to approximately $10 billion in 2028, according to Power SiC/GaN Compound Semiconductor Market Monitor, Q1 2023, Yole Intelligence. Yole also estimates that 30% of the legacy power silicon market will have been replaced by GaN and SiC by 2028. Combining GaN and SiC, we estimate with the assumption that GaN and SiC will replace certain of the silicon market share, based on various third party reports and our own projections, that the total potential pure-play opportunity will reach over $22 billion by 2026, including $7.0 billion for GaN, $9.3 billion for SiC, and $6.1 billion for the overlapping GaN/SiC market.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination (the “Business Combination”) in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the Business Combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Terminology
In this prospectus and our other SEC filings, references to “Navitas,” “we,” “our,” “us,” and “the company” refer to the legacy Navitas Semiconductor business before the Business Combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or incorporated into any other filings that we make with the SEC.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended;

•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements, including an exemption from complying with new pay versus performance disclosure requirements; and
•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period.
We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We may choose to take advantage of some or all of these reduced reporting burdens.
In addition, we are also a “smaller reporting company,” as defined in Rule 405 under the Securities Act. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Class A common stock offered by us	$80.0 million of shares of our Class A common stock

Class A common stock to be outstanding after this offering	shares of our Class A common stock (or shares if the underwriters exercise in full their option to purchase additional shares)

Class B common stock to be outstanding after this offering	0 shares of our Class B common stock

Total Class A common stock and Class B common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares)

Underwriters’ option to purchase additional shares of Class A common stock	We have granted the underwriters an option to purchase up to an additional $12.0 million of shares of our Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds
We estimate the net proceeds to us from our sale of the Class A common stock in this offering will be approximately $               million (or approximately $               million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions or strategic manufacturing investments. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction. We may also use a portion of the net proceeds for manufacturing capital expenditures, to repay debts, make minority investments, enter into partnerships or fund the spinning out of certain of our product lines. See “Use of Proceeds.”

Risk Factors	Investing in shares of our Class A common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Nasdaq Trading Symbol	“NVTS”
The number of shares of Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 160,943,107 shares of our Class A common stock and 0 shares of our Class B common stock outstanding as of March 31, 2023, and excludes:
•6,127,000 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2023, with a weighted-average exercise price of $0.61 per share;
•15,224,000 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of March 31, 2023;
•170,872 shares of Class A common stock issuable upon the vesting and settlement of RSUs that were granted after March 31, 2023;
•3,770,776 shares of Class A common stock reserved for future issuance under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (our “2021 Equity Incentive Plan”); and

•3,000,000 shares of Class A common stock reserved for future issuance under the Navitas Semiconductor 2022 Employee Stock Purchase Plan (our “2022 Employee Stock Purchase Plan”).
Except as otherwise indicated, all information in this prospectus supplement assumes the following:
•no exercise of outstanding stock options or vesting and settlement of RSUs referred to above; and
•no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully read the risk factors discussed below, the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the three-month period ended March 31, 2023, the risk factors discussed under the caption “Risk Factors” in the accompanying prospectus and any other accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated herein by reference. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, the accompanying prospectus and any other accompanying prospectus supplement or our other filings with the SEC, or any additional risks and uncertainties, actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose risk factors and other information in this prospectus by referring you to other documents, and how you can access those documents. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and our Class A Common Stock
Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield returns that enhance stockholder value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The market price of our Class A common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.
The offering price for our Class A common stock will be determined through negotiations between the underwriter and us and may vary from the market price of our Class A common stock following this offering. If you purchase our Class A common stock in this offering, you may not be able to resell those shares at or above the offering price. The market price of our Class A common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:
•actual or anticipated fluctuations in our financial conditions, revenue and other results of operations;
•the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;
•failure of analysts to initiate or maintain coverage of our company, changes in their estimates of our operating results or changes in recommendations by analysts that follow our Class A common stock;
•announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•changes in stock market valuations and operating performance of other technology or semiconductor companies generally, or those in our industry in particular;
•price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•changes in our board of directors, management or other key personnel;
•sales of large blocks of our Class A common stock by our executive officers, directors, affiliates and certain of our existing stockholders;
•anticipated or actual changes in laws, regulations, or government policies applicable to our business;
•changes in our capital structure, such as future issuances of debt or equity securities;
•short sales, hedging, and other derivative transactions involving our capital stock;
•general economic conditions in the United States or the economies in the jurisdictions in which we operate or our products are purchased or consumed;
•“flash crashes,” “freeze flashes,” or other glitches that disrupt trading on the securities exchange on which we are listed;
•lawsuits or other claims threatened or filed against us;
•disruption to our suppliers’ operations due to geopolitical changes, including risks related to deteriorating relations between China and Taiwan or trade relationships, including with respect to semiconductor technology, between China and the United States;
•other events or factors, including those resulting from pandemics (including the COVID-19 pandemic), war or incidents of terrorism, or responses to these events; and
•the other factors described in the “Risk Factors” section of this prospectus supplement (and the documents incorporated by reference herein).
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of                    shares of our Class A common stock are sold at a price of $9.16 per share, the last reported sale price of our Class A common stock on Nasdaq on May 22, 2023, for aggregate gross proceeds of approximately $               million, and after deducting estimated commissions and offering expenses payable by us, you would experience immediate dilution of $          per share (or $          per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between our as adjusted net tangible book value per share as of March 31, 2023 after giving effect to this offering and the public offering price. The exercise of outstanding stock options or vesting of RSUs may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to offer additional shares of Class A common stock or other securities convertible into or exchangeable for our shares of Class A common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A common stock or other securities convertible into or exchangeable for our shares of Class A common stock in future transactions may be higher or lower than the price per share in this offering.
We have filed financial statements for GeneSiC for periods in 2022 that have not been audited or reviewed by an independent public accounting firm, and therefore should not be viewed in the same light as financial statements that have been so audited or reviewed.
On August 15, 2022, we completed the acquisition of GeneSiC Semiconductor Inc. (“GeneSiC”), and at such time it became what is considered under the U.S. securities laws a “significant subsidiary” of ours (as such term is defined in Rule 1.02(w) of Regulation S-X). Accordingly, we were required by U.S. securities laws to file both audited financial statements for GeneSiC for the fiscal years ended December 31, 2021 and 2020, and unaudited financial statements for GeneSiC for the periods January 1 to June 30, 2022 and July 1 to August 15, 2022. Although the audited financial statements of GeneSiC for the fiscal years ended December 31, 2021 and 2020 were audited by an independent public accounting firm, the unaudited financial statements of GeneSiC for the periods January 1 to June 30, 2022 and July 1 to August 15, 2022 were neither audited nor reviewed by an independent public accounting firm. Since the time of the completion of the acquisition of GeneSiC, the financial performance of this subsidiary has been consolidated into our financial statements. Our unaudited condensed consolidated financial statements for the third quarter of 2022 and the first quarter 2023 have been reviewed by our independent accounting firm, and our consolidated financial statements for the full fiscal year of the year ended December 31, 2022 have been audited by our independent public accounting firm. Such periods include GeneSiC’s financial results since the date of acquisition.

Risks Related to Our Business and Operations
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy these material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our stock price.
As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021, in connection with the audit of our consolidated financial statements for the year ended December 31, 2021, we identified material weaknesses in our internal control over financial reporting. These material weaknesses related to the design of internal controls as follows: (1) the lack of a sufficient number of trained professionals with the appropriate U.S. GAAP technical expertise to identify, evaluate, value and account for complex and non-routine transactions, including revenue arrangements and stock-based compensation; and (2) the lack of sufficient accounting resources to maintain segregation of duties, including the lack of internal control to ensure that manual journal entries are reviewed by someone independent of the preparer with the appropriate competence and ability. In 2022, we began implementing and are continuing to implement measures designed to improve our internal control over financial reporting to remediate these material weaknesses, specifically by hiring additional accounting personnel to augment existing technical expertise as well as to provide the staffing necessary to maintain effective segregation of duties. As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, in connection with the audit of our consolidated financial statements for the year ended December 31, 2022, we identified that these material weaknesses continue to exist as of December 31, 2022.
Our remediation efforts are ongoing, and we will continue our initiatives to implement and document policies and procedures and strengthen our internal control environment. Remediation of the identified material weaknesses and strengthening our internal control environment will require a substantial effort throughout 2023. The material weaknesses cannot be considered completely remediated until the applicable controls have operated for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. In addition, it is possible that certain controls we plan to implement in 2023 will not have operated for a sufficient period of time in 2023 to test their operating effectiveness as part of our evaluation of internal control over financial reporting as of December 31, 2023 and may extend to the following year.
To remediate the material weaknesses described above, we have pursued the following remediation steps:
•We have added a SEC reporting manager to the accounting team with technical accounting experience.
•We have outsourced complex technical accounting matters to an external third party to provide assistance to us when such accounting matters arise.
•We have identified a system generated report from our accounting system that identifies if edits were made to journal entries and posted without review. On at least a quarterly basis, our management will review this report to ensure journal entries are valid.
If through our continued remediation efforts we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable Nasdaq listing requirements. Investors may lose confidence in our reported financial information as a result, which would likely have a negative effect on the trading price our stock. We also could become subject to investigations by Nasdaq, the SEC or other regulatory authorities.
Investments in or by us may be subject to foreign investment regulation and review in the United States and elsewhere, which may result in material restrictions, conditions, prohibitions or penalties on us or our investors related to any such investments. Semiconductor technologies generally, and GaN and SiC semiconductors specifically, may be subject to heightened regulatory scrutiny.

Our industry is subject to foreign direct investment (“FDI”) regulations in many countries, including the United States. Our ability to invest in companies or operations in, and our ability to raise capital from investors affiliated with, those jurisdictions may be subject to review or approval requirements, restrictions, conditions, or prohibitions. Any review and approval of an investment or transaction by an FDI regulator may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. FDI regulatory policies and practices are rapidly evolving, and in the event that an FDI regulator reviews one or more proposed or existing investments, there can be no assurances that we will be able to maintain, or proceed with, such investments on terms acceptable to us. We may be unable to complete commercially desirable acquisitions in such jurisdictions or be subject to material costs or restrictions in connection with such acquisitions. While we strive to comply with all applicable laws and regulations, the application of FDI regulations could also in some circumstances result in financial or other penalties or required divestments, which could have a material impact on us.
In the United States, certain investments that involve the acquisition of, or investment in, a U.S. business by an investor subject to foreign control (a “foreign person”) may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”). Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved, and the nature of the technology possessed by the U.S. business. For example, investments that result in “control” of a U.S. business, which may include governance rights falling well short of majority control, by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s jurisdiction also extends to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to, among other things, “critical technologies,” and transactions involving companies that develop, produce, or test critical technologies may be subject to mandatory filing requirements. In addition, recent U.S. regulatory initiatives have classified certain semiconductor technologies as “critical to national security,” including compound semiconductors and wide-bandgap semiconductors. Both gallium nitride (GaN) and silicon carbide (SiC) are compound semiconductors and wide-bandgap semiconductors. As a result, our company’s exclusive focus on GaN- and SiC-based products, together with our global presence in rapidly growing markets, may subject our company to additional regulatory restrictions or scrutiny, including by CFIUS, in connection with past or future transactions that involve investments in us or by us. Whether or not our business is deemed to involve “critical technologies,” CFIUS could choose to review proposed or past investments in us by foreign persons. In the case of such review, CFIUS could prohibit or impose conditions on the relevant investment. Such conditions might include limitations or obligations on our operations that could result in material costs or disruptions of our current or future operations. The prospect of CFIUS review, or any such prohibitions or conditions, could result in material costs or disruptions in our current or future operations or plans, and could also have a negative impact on our stock price. Furthermore, we have had recent communications with CFIUS with respect to our products, investors and acquisitions, and may have additional communications in the future with respect to these or other matters. Any future communications with CFIUS or other similar regulatory agency with authority over FDI, if not satisfactorily resolved, may result in material restrictions, conditions, prohibitions or penalties on us or our investors.
Finally, U.S. authorities have publicly announced plans to institute an outbound investment review regime, and various legislative proposals to implement such a regime are also pending. While the scope and content of any such regime remain uncertain, according to public reports it is possible that a future outbound investment regime may affect the semiconductor industry. There can be no assurance that any such regime will not restrict our ability to engage in commercially desirable investments in jurisdictions outside the United States, particularly China, or that any such restrictions will not impose material costs or competitive disadvantages on us.
We rely on third parties to manufacture our products, which subjects us to risks of disruptions in our supply chain.
We do not have our own wafer fab manufacturing facilities. We currently rely on a single foundry to produce wafers for GaN power integrated circuits (“ICs”) and a separate single foundry to produce SiC metal-oxide-semiconductor field-effect transistors (“MOSFETs”). The loss or deterioration of the relationship with either of these suppliers could have a substantial negative effect on us. Additionally, the we rely on a limited number of third-party subcontractors and suppliers for testing, packaging and certain other tasks. Disruption or termination of supply sources or subcontractors, including due to the COVID-19 pandemic or natural disasters such as an earthquake or other causes, could delay shipments and could have a material adverse effect on us. Although there are generally alternate sources for these materials and services, qualification of the alternate sources could cause delays sufficient to have a material adverse effect. A significant number of our third-party subcontractors and suppliers, including the third-party foundry that supplies wafers for GaN ICs, are located in Taiwan. A significant amount of our assembly and test operations are conducted by third-party contractors in Taiwan and the Philippines. We expect utilization of third-party subcontractors to continue in the future.
The cyclical nature of the semiconductor industry drives wide fluctuations in available capacity at third-party vendors. On occasion, we have been unable to adequately respond to unexpected increases in customer demand due to capacity constraints and, therefore, were unable to benefit from this incremental demand. We may be unable to obtain adequate foundry, assembly or test capacity from our third-party subcontractors to meet our customers’ delivery requirements even if we adequately forecast customer demand. For example, foundry, assembly and test capacity is currently limited due to a spike in semiconductor demand. As a result, we have recently experienced longer lead times at certain third-party foundry subcontractors. This is resulting in competing demand for capacity at our suppliers. Such conditions may adversely affect our revenue and increase our costs.
There are significant risks associated with relying on these third-party foundries and subcontractors, including:
•failure by us, our customers or their end customers to qualify a selected supplier;
•disruption to our suppliers’ operations due to geopolitical changes, including risks related to deteriorating relations between China and Taiwan;
•potential insolvency of the third-party subcontractors;
•reduced control over delivery schedules and quality;
•limited warranties on wafers or products supplied to us;
•potential increases in prices or payments in advance for capacity;

•increased need for international-based supply, logistics and financial management;
•disruption to our supply chain resulting from cyber-attacks on our suppliers’ information technology systems;
•their inability to supply or support new or changing packaging technologies; and
•low test yields.
We typically do not have long-term supply contracts with our third-party vendors which obligate the vendor to perform services and supply products to us for a specific period, in specific quantities, and at specific prices. Our third-party foundry, assembly and test subcontractors typically do not guarantee that adequate capacity will be available to us within the time required to meet demand for our products. In the event that these vendors fail to meet our demand for whatever reason, we expect that it would take up to 12 months to transition performance of these services to new providers. Such a transition may also require qualification of the new providers by our customers or their end customers.
If our suppliers experience closures or reductions in their capacity utilization levels in the future, we may have difficulty sourcing materials necessary to fulfill production requirements. Public health crises, such as the COVID-19 pandemic, may affect our suppliers’ production capabilities as a result of quarantines, closures of production facilities, lack of supplies or delays caused by restrictions on travel.
All of the GaN wafers for the products that we have sold were manufactured by Taiwan Semiconductor Manufacturing Co. (“TSMC”). Our customers typically complete their own qualification process. If we fail to properly balance customer demand across the existing semiconductor fabrication facilities that we utilize or are required by our foundry partners to increase, or otherwise change the number of fab lines that we utilize for our production, we might not be able to fulfill demand for our products and may need to divert our engineering resources away from new product development initiatives to support the fab line transition, which would adversely affect our operating results. In addition, geopolitical changes in China-Taiwan relations could disrupt TSMC’s operations and impact our third-party assembly subcontractors in Asia. Such a disruption could severely impact our ability to manufacture the majority of our products and as a result, could adversely affect our business, revenues and results of operations.

MARKET, INDUSTRY AND OTHER DATA
We obtained the industry and market data used throughout this prospectus supplement from our own internal estimates and research, as well as from market research, industry and general publications and surveys, governmental agencies, research, surveys and studies conducted by third parties and publicly available information. These sources include: Power SiC/GaN Compound Semiconductor Market Monitor, Q1 2023, Yole Intelligence.
In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry and market data included in this prospectus supplement is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

USE OF PROCEEDS
We estimate the net proceeds to us from our sale of the Class A common stock in this offering will be approximately $               million (or approximately $               million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions or strategic manufacturing investments. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction. We may also use a portion of the net proceeds for manufacturing capital expenditures, make minority investments or enter into partnerships or joint ventures.
The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending these uses, we may invest our net proceeds from this offering primarily in investment grade, interest-bearing securities.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Class A common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In order for us to pay dividends or other distributions to our stockholders, we would rely on payments from our operating subsidiaries.

DILUTION
If you invest in our Class A common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our Class A common stock in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
Our historical net tangible book value at March 31, 2023 was $77.6 million, or $0.48 per share. Net tangible book value per share represents the total amount of our net tangible book value (tangible assets reduced by the total amount of our liabilities) divided by the number of shares outstanding on March 31, 2023 of 160,943,107 shares. Dilution in net tangible book value per share represents the difference between the price per share to be paid for the common stock sold by us in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
After giving effect to the sale of shares of Class A common stock in this offering at an assumed public offering price of $               per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2023 would have been $              , or $               per share. This represents an immediate increase in net tangible book value of $              per share to our existing stockholders and an immediate dilution in net tangible book value of $              per share to new investors participating in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of March 31, 2023	$0.48
Increase in net tangible book value per share attributable to new investors purchasing our Class A common stock in this offering	$
As adjusted net tangible book value per share after this offering		$
Dilution per share to new investors purchasing our Class A common stock in this offering		$
If the underwriters exercise in full their option to purchase additional shares of our Class A common stock at the assumed public offering price of $               per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value would be approximately $              per share, and the dilution in net tangible book value per share to new investors purchasing shares of Class A common stock in this offering would be $              per share.
The foregoing discussion and table are based on 160,943,107 shares of our Class A common stock and 0 shares of our Class B common stock outstanding as of March 31, 2023, and excludes:
•6,127,000 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2023, with a weighted-average exercise price of $0.61 per share;
•15,224,000 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of March 31, 2023;
•170,872 shares of Class A common stock issuable upon the vesting and settlement of RSUs that were granted after March 31, 2023;
•3,770,776 shares of Class A common stock reserved for future issuance under our 2021 Equity Incentive Plan; and
•3,000,000 shares of Class A common stock reserved for future issuance our 2022 Employee Stock Purchase Plan.
To the extent that options outstanding as of March 31, 2023 have been or may be exercised or other shares issued, investors purchasing our Class A common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code and the alternative minimum tax. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
Distributions of cash or other property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or other taxable disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption from withholding, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);
•the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock to a non-U.S. holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.
THIS DISCUSSION IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS.

UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Jefferies LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
Jefferies LLC
Total
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                    additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class A common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class A common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional                    shares of our Class A common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $               million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, up to a maximum of $25,000.
Our Class A common stock is listed on the Nasdaq Global Market under the trading symbol “NVTS.”
We and all directors and executive officers and certain of our stockholders have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Jefferies LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;
•submit or file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or
•enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;
whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Jefferies on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph to do not apply to our directors, executive officers and certain of our stockholders with respect to:
(a)transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;
(b)transfers or distributions of shares of common stock or other securities (i) as a bona fide gift, (ii) by will or intestacy or to any member of the lock-up signatory’s immediate family or to a trust for the direct or indirect benefit of the lock-up signatory and/or any member of the lock-up signatory’s immediate family, (iii) if the lock-up signatory is an entity, to limited partners, members, stockholders or holders of similar equity interests in the lock-up signatory, or (iv) if the lock-up signatory is an entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the lock-up signatory; provided that, in the case of any transfer or distribution pursuant to this paragraph (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement, (B) such transfer or distribution does not involve a disposition for value, and (C) no filing under the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock shall be required or shall be voluntarily made during the restricted period (other than, in the case of a transfer or other disposition pursuant to clause (i) or (ii) above, if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);
(c)the transfer or disposition of shares of common stock or any securities convertible into shares of common stock by the lock-up signatory to us (or the purchase and cancellation of the same by us) upon the exercise of options, or other equity awards to purchase our securities, expiring during the restricted period, on a “cashless” or “net exercise” basis solely to the extent permitted by the instruments representing such options or other equity awards, in each case pursuant to our equity incentive plans as described in this prospectus supplement and solely to cover withholding tax obligations in connection with such transaction and any transfer to us for the payment of taxes as a result of such transaction, provided that (A) the shares of common stock or any securities convertible into shares of common stock received upon the exercise of the options or other equity awards described in this paragraph (c) are subject to the terms of the lock-up agreement, (B) no filing under the Exchange Act or other public announcement shall be voluntarily made during the restricted period, and (C) to the extent a filing under the Exchange Act is required during the restricted period as a result of transfers described in this paragraph (c), it shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph (c) and that the shares of common stock or any securities convertible into shares of common stock received upon the exercise of such options or other equity awards are subject to the lock-up agreement;
(d)facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) for the transfer of shares of common stock, provided that (i) such Trading Plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or us regarding the establishment of such Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such Trading Plan during the restricted period;
(e)the transfer of shares of common stock under a Trading Plan that is existing on the date hereof which has been provided to Morgan Stanley & Co. LLC and Jefferies LLC or its legal counsel; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required regarding such transfer, such announcement or filing shall include a statement that such transfer is in accordance with an established Trading Plan, and no filing under the Exchange Act or other public announcement shall be voluntarily made during the restricted period;
(f)sales on the open market of up to 800,000 shares (in the aggregate for all our directors and executive officers) of common stock underlying restricted stock units (“RSUs”) held by the lock-up signatory that will vest and settle during the restricted period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting or settlement of such RSUs that are outstanding as of the date of this prospectus supplement and described therein, provided that (1) any remaining shares of common stock issued upon vesting of such RSUs shall be subject to the restrictions set forth in the lock-up agreement, (2) any required public filing under the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in this paragraph (f), and (3) no filing or public announcement shall be voluntarily made during the restricted period; or
(g)the issuance by us of shares of Class A common stock upon the conversion of shares of Class B common stock, provided any shares received in connection with such conversion shall remain subject to the restrictions contained in the lock-up agreement.
In addition, the foregoing restrictions shall not apply to Gene Sheridan, our President and Chief Executive Officer, with respect to:
(1)the pledge of up to 1,400,000 shares of common stock held by Gene Sheridan as collateral to secure his obligations arising under, or in connection with, a bona fide financing agreement or arrangement entered into or to be entered into Gene Sheridan (the “Financing Agreement”), provided (1) no filing under the Exchange Act or other public announcement shall be required or voluntarily made during the restricted period; and (2) if there is a margin call under the Financing Agreement during the restricted period, no disposition or transfer of shares shall occur until after expiration of the Greenshoe Period (as defined below); and
(2)sales of up to $3.0 million of shares of common stock on the open market, provided that no sales on the open market by Gene Sheridan under this clause (2) shall occur until after the expiration of the 30-day period after the date of this prospectus supplement and as described in this prospectus supplement (the “Greenshoe Period”), pursuant to which the underwriters have an option to purchase additional shares of Class A common stock.

The restrictions on transfers or other dispositions by us described above do not apply to us with respect to:
(1)the shares of Class A common stock to be sold hereunder;
(2)the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion or settlement of a security outstanding on the date hereof pursuant to any employee benefit plan as described herein;
(3)the filing with the SEC of any post-effective amendment or prospectus supplement to the our existing registration statement on Form S-1 (Registration No. 333-261323), including without limitation any such post-effective amendment on Form S-3, provided that (i) no sale of securities under such registration statement may take place during the restricted period and (ii) any post-effective amendments or prospectus supplements filed in connection with such registration statement must indicate that no sales of securities are permitted thereunder during the restricted period;
(4)the filing with the Commission of any prospectus supplement to the prospectus, dated April 28, 2023, included in the Registration Statement, which registers the resale by the selling stockholder named therein of up to 4,204,242 shares of Class A common stock;
(5)facilitating the establishment of a Trading Plan, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or
(6)the issuance by us of shares of Class A common stock upon the conversion of shares of Class B common stock, provided that any shares received in connection with such conversion shall remain subject to the restrictions described above.
Morgan Stanley & Co. LLC and Jefferies LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(i)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(ii)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(iii)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(i)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(iii)in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed, or all such persons together, Relevant Persons. Any investment or investment activity to which this prospectus relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it.
Brazil
The shares have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The shares may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. The shares are not being offered into Brazil. Documents relating to the offering of the shares, as well as information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any public offer for subscription or sale of the shares to the public in Brazil.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus or the accompanying prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to this offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
United Arab Emirates
The shares of Class A common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Kuwait
The Class A common stock has not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the Class A common stock in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A common stock.
Qatar
The Class A common stock described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the shares in circumstances that would require disclosure under Part 6D.2 or Part 7.9 of the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Hong Kong
The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer; or
(c)where the transfer is by operation of law.
Bermuda
Shares of Class A common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
British Virgin Islands
The shares of Class A common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The Class A common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
China
This prospectus supplement will not be circulated or distributed in the PRC and the Class A common stock will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Korea
The shares of Class A common stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea, or the FSCMA, and the decrees and regulations thereunder and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Class A common stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea, or the FETL, and the decrees and regulations thereunder. The Class A common stock has not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Class A common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Class A common stock. By the purchase of the Class A common stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A common stock pursuant to the applicable laws and regulations of Korea.
Taiwan
The Class A common stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A common stock in Taiwan.
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act, is being made in connection with the issue of the Class A common stock in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares of Class A common stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)(a)the offer, transfer, sale, renunciation or delivery is to:
(i)persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii)the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv)authorized financial service providers under South African law;
(v) financial institutions recognized as such under South African law;
(vi)a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii) any combination of the person in (i) to (vi), or
Section96 (1)(b)the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary.

LEGAL MATTERS
The validity of the Class A common stock offered by this prospectus supplement will be passed upon for us by DLA Piper LLP (US), San Francisco, California. Cooley LLP, San Francisco, California is acting as counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of GeneSiC Semiconductor Inc. as of and for the years ended December 31, 2021 and 2020, incorporated by reference in this prospectus by reference to the Company’s Current Report on Form 8-K/A dated April 14, 2023, have been audited by CohnReznick LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.
S-32

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in the accompanying prospectus, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov.
The following documents are incorporated by reference into this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2023, filed with the SEC on May 15, 2023;
•our Current Report on Form 8-K, filed with the SEC on January 20, 2023;
•our Current Report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, including any amendment or report filed for the purpose of updating such description.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. The Registration Statement we filed with the SEC with respect to the securities being offered pursuant to this prospectus was declared effective by the SEC on April 28, 2023.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the Registration Statement that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus and do not contain all of the information set forth in the Registration Statement. This prospectus supplement and the accompanying prospectus omit certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to us and the shares offered in this prospectus supplement, reference is made to that Registration Statement and the exhibits and schedules to the Registration Statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Class A common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or the accompanying prospectus or other securities filings and is not a part of these filings.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated April 14, 2023
PROSPECTUS
Navitas Semiconductor Corporation
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000.
Each time we offer our securities, we will provide you with a prospectus supplement, in addition to this prospectus. The prospectus supplement will describe the specific terms of the securities offered. This prospectus may not be used to offer and sell our securities unless accompanied by such a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. Before you invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus and the accompany prospectus supplement. See “Incorporation of Certain Information by Reference” on page 26 and “Where You Can Find More Information” on page 27 of this prospectus.
Our Class A Common Stock, par value $0.0001 per share (our “common stock”), is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NVTS”. On April 13, 2023, the closing price of our common stock was $6.73 per share.
Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 21 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.
Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 20     .

PROSPECTUS TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.
Before making a decision to invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference described below under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
You should rely only on the information set forth in or incorporated by reference into this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, throughout this prospectus and the accompanying prospectus supplement, the words “Navitas”, “we”, “us”, “our” “the registrant” or the “Company” refer to Navitas Semiconductor Corporation and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, rights, units and any combination of the foregoing securities.
This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.
iii

THE COMPANY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. For information on how to find our SEC filings, see “Where You Can Find More Information”, below.

USE OF PROCEEDS
Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK
In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), comprised of and including (i) 740,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.
Annual Stockholders’ Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.
Special Meetings
Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent
The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•any limit on the aggregate principal amount of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•whether the debt securities will be secured or unsecured;
•if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•whether the debt securities may be issuable in tranches;
•the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.
The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:
•the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver
Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in the principal amount of or interest on any debt securities;
•an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•a change in the currency in which any payment on the debt securities is payable;
•an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•waive compliance by us with certain restrictive provisions of the indenture; and
•waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.
Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•failure to pay interest on any debt security for 30 days after the payment is due;
•failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.
Remedies Upon an Event of Default
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default;
•the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•rights of registration of transfer and exchange, and our right of optional redemption;
•substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•the rights, obligations and immunities of the trustee under the indenture; and
•the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).
We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.
In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:
•payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.
Governing Law
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.
Regarding the Trustee
From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS
The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.
Warrants to Purchase Capital Stock
If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:
•The offering price, if any;
•If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
•The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•The dates on which the right to exercise the stock warrants begins and expires;
•U.S. federal income tax consequences;
•Call provisions, if any;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, the antidilution provisions of the stock warrants.
The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.
Exercise of Warrants to Purchase Capital Stock
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights as Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.
Warrants to Purchase Debt Securities
If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:
•The offering price, if any;
•The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•The dates on which the right to exercise the debt warrants begins and expires;
•U.S. federal income tax consequences;
•Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, any antidilution provisions.
You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.
Exercise of Warrants to Purchase Debt Securities
You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.
No Rights as Holders of Debt Securities
Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS
We may issue or distribute rights to our stockholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:
•in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;
•in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
•the aggregate number of rights being issued;
•the extent to which the rights are transferable;
•the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•a discussion of material federal income tax considerations;
•any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
•if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.
Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.
Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.
Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:
•the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•to underwriters for resale to the public or to investors;
•through agents to the public or to investors;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through dealers;
•directly to investors; or
•through a combination of any of these methods or any other method permitted by law.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:
•the terms of the offering;
•the name or names of any underwriter, dealer or agent;
•the public offering or purchase price of the securities and the proceeds we will receive from the sale;
•any discounts and commissions to be allowed or paid to the underwriter or agent;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or reallowed or paid to dealers;
•any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and
•any securities exchanges on which the securities will be listed.
If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.
We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
The sale and distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares offered under this prospectus will be passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our current report on Form 8-K, filed with the SEC on January 20, 2023, and our amended current report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our Class A Common Stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to the Exchange Act after the date of filing the initial registration statement that includes this prospectus and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

$80,000,000
Navitas Semiconductor Corporation
Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley	Jefferies
May               , 2023